As filed with the Securities and Exchange Commission on June 26, 1995.
                         Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         PRE-PAID LEGAL SERVICES, INC.
                (Name of registrant as specified in its charter)
        Oklahoma              321 East Main Street               73-1016728
(State or jurisdiction of      Ada, Oklahoma 74820            (I.R.S. Employer
incorporation or organization)   (405) 436-1234              Identification No.)
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Randy Harp
                              321 East Main Street
                              Ada, Oklahoma 74820
                                 (405) 436-1234
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Michael M. Stewart, Esq.
                  Crowe & Dunlevy, A Professional Corporation
                             1800 Mid-America Tower
                         Oklahoma City, Oklahoma 73102
                                 (405) 235-7700

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                          Proposed          Proposed
                                                           Maximum           Maximum
Title of Each Class of                  Amount to      Offering Price       Aggregate           Amount of
Securities to be Registered             be Registered    Per Share(1)     Offering Price(1)   Registration Fee
- -----------------------------------------------------------------------------------------------------------------------
Common Stock Purchase Options             1,000,000          (2)              (2)                  (2)
Common Stock issuable on exercise of      1,000,000(3)      $6.32           $6,320,000           $2,179.31
       Purchase Options
====================================================================================================================================

     (1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on June 22, 1995.

     (2) No consideration is payable in connection with the grant of the Common Stock Purchase Options and no separate registration fee is required.

     (3) There is also being registered an indeterminable number of shares of Common Stock as may become issuable pursuant to the antidilution provisions applicable to the Common Stock Purchase Options.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                         PRE-PAID LEGAL SERVICES, INC.
                        MARKETING ASSOCIATE OPTION PLAN

                    1,000,000 COMMON STOCK PURCHASE OPTIONS
                                      and
                        1,000,000 SHARES OF COMMON STOCK


     This Prospectus relates to the offering of (i) up to 1,000,000 nontransferable options ("Options") each to purchase one share of common stock, $.01 par value per share ("Common Stock"), of Pre-Paid Legal Services, Inc. (the "Company") pursuant to the terms of the Pre-Paid Legal Services, Inc. Marketing Associate Option Plan (the "Plan") and (ii) the shares of Common Stock issuable upon exercise of the Options. The Options will be granted to eligible marketing associates, some of whom may also be employees of the Company, upon achievement by such individuals of specified sales and marketing goals described elsewhere herein. See "Description of the Plan - Grant of Options." Each Option granted will entitle the holder to purchase one share of Common Stock of the Company at the market price on the date of grant and upon the other terms and conditions specified in this Prospectus.

     This Prospectus sets forth the terms and conditions of the Plan and the grant of Options thereunder as such are in effect on effective date of the Plan. The effective date of the Plan is the date of this Prospectus.

     The Company will receive all of the proceeds of the sale of the shares issuable upon exercise of the Options and will bear expenses in connection with the offering of such shares estimated to be approximately $8,000.

     The  Common  Stock of the  Company  is listed on the AMEX  under the symbol
"PPD."



     SEE INVESTMENT CONSIDERATIONS FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.




     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 The date of this Prospectus is _______, 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission, except that copies of the exhibits may not be available at certain of the Regional Offices:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549. The Common Stock of the Company is listed on the American Stock Exchange, and reports, proxy statements and other information may also be inspected at the public reference facility maintained by that exchange.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities included in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Any interested party may inspect the Registration Statement, and the exhibits thereto, without charge, at the public reference facilities of the Commission and may obtain copies of all or any portion of the Registration Statement from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1994.

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995.

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated October 10, 1986, as amended by the Company's Current Report on Form 8-K dated as of July 20, 1994.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be made to Pre-Paid Legal Services, Inc., Investor Relations Department, P. O. Box 145, Ada, Oklahoma 74820. The Company's telephone number at that address is (405) 436-1234.

                               TABLE OF CONTENTS


                                                                           Page

Available Information...................................................      2

Incorporation of Certain Documents by Reference.........................      2

Investment Considerations...............................................      4

The Company.............................................................      4

Description of the Plan.................................................      4

Federal Income Tax Information..........................................      7

Use of Proceeds.........................................................      8

Indemnification and Limitation of Liability of Officers and Directors...      8

Legal Matters...........................................................      9

Experts.................................................................      9








     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities covered by this Prospectus in any jurisdiction to any person to whom it is unlawful to make any offer of solicitation. The delivery of this Prospectus at any time does not imply that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or subsequent to the respective dates of the documents incorporated by reference herein.






     "Pre-Paid Legal Services" is a registered trademark of the Company. All rights are fully reserved.

                           INVESTMENT CONSIDERATIONS

     Prospective purchasers of the Common Stock should consider carefully the following.

Dependence on Management

     The success of the Company depends substantially on the continued active participation of its principal executive officer, Harland C. Stonecipher. Although the Company's management includes other individuals with significant experience in the business of the Company, the loss of the services of Mr. Stonecipher could have a material adverse effect on the Company's financial condition and results of operations.

                                  THE COMPANY

     The Company develops, underwrites and markets legal expense plans (referred to as "Contracts") which provide for or reimburse a portion of the legal fees associated with a variety of legal services in a manner similar to medical reimbursement plans. The Company or its predecessor has been involved in the prepaid legal services industry since 1972. As a result of over 20 years of experience, the Company has developed a data base concerning utilization of Contract benefits, an extensive network of independent attorneys providing services to its members, and substantial knowledge and experience with respect to the industry's regulatory environment.

     The Company  markets  Contracts  in part  through a  multi-level  marketing
system   utilizing   the   services   of   commissioned   marketing   associates
("Associates").

     The address of the Company's principal executive offices is 321 East Main Street, Ada, Oklahoma 74820, and its telephone number at that address is (405) 436-1234.


                            DESCRIPTION OF THE PLAN

Introduction

     The Company has established the Plan in order to strengthen the mutuality of interests between Associates and the shareholders of the Company in the Company's long-term growth and financial success and to provide additional incentive to Associates in connection with sales of the Company's Contracts and the establishment and expansion of marketing organizations for the sale of Contracts. The Plan provides for the grant of up to 1,000,000 nontransferable Common Stock Purchase Options to eligible Associates upon achievement by eligible Associates of specified sales and marketing goals. The effective date for the commencement of the Plan is the date of this Prospectus, and the Plan will terminate on July 4, 1996, except with respect to Options then outstanding.

Administration

     The Plan is administered by the Company through certain officers and employees as assigned from time to time by the Executive Committee of the Board of Directors of the Company. The Company has authority in its sole discretion at any time (i) to determine eligibility standards for participants under the Plan,
(ii) to determine the performance criteria and terms of grants of Options and terms, conditions and restrictions, if any, for exercise of Options, (iii) to adopt rules and regulations with respect to the administration of the Plan, and
(iv) to amend or rescind the Plan or the rules and regulations thereunder, and make such other determinations under the Plan as the Company deems necessary and appropriate.

     The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code").

Securities Subject to the Plan

     Under the Plan, grants of Options to purchase up to 1,000,000 shares of Common Stock are authorized, and an aggregate of 1,000,000 shares of Common Stock has been reserved for exercise of Options that may be granted under the Plan. Shares subject to the Plan shall be deemed to have been used or set aside with respect to awards of Options when such awards are granted. If any Option granted pursuant to the Plan terminates or lapses unexercised, any such Options and related shares of Common Stock shall again be made available for grant. In the event of any increase or decrease in the number of issued and outstanding shares of Common Stock pursuant to stock splits, recapitalizations, stock dividends or similar transactions effected without receipt of consideration by the Company, the Company shall make such proportionate adjustments as it deems appropriate with respect to the number of shares of Common Stock in respect of which Options may be granted under the Plan, the number of shares subject to options theretofore granted to participants, and/or the exercise price per share of Options theretofore granted to participants.

     Options granted under the Plan are not designed to be incentive stock options within the meaning of Section 422(A) of the Code.

Eligibility

     Options may be granted to all "active" Associates. An Associate is considered to be "active" for so long as the Associate originates at least three new Contract sales per quarter or maintains a personal Company Contract. There is no limit on the number of "active" Associates who may participate or on the number of Options that may be awarded to an Associate.

Grant of Options

     The Plan authorizes the grant of Options to eligible Associates based on the attainment by Associates of specified performance goals. The Company will monitor individual Associate performance for each month during the term of the Plan. Options earned by eligible participants relating to performance during each month will be treated as granted as of the end of the last day of such month. The first monthly period for which Options may be earned under the Plan will commence on the effective date of the Plan and will end on the last day of the month in which the effective date occurs. The last monthly period with respect to which Options may be awarded will be an extended period from June 1, 1996 through July 4, 1996. The Company will notify Participants of awards of Options as soon as possible after grant.

     Following are the performance levels and the number of Options earned at each level by Associates.


================================================================================

Performance                                                             Options
   Level                 Performance Criteria                            Earned

- --------------------------------------------------------------------------------
    A-1     Each personal sale of a Contract                                  1
- --------------------------------------------------------------------------------
    A-2     First sale of a Contract by each Associate personally             5
            sponsored by you
- --------------------------------------------------------------------------------
    A-3     Each Associate personally sponsored by you who                  250
            achieves Manager Level
- --------------------------------------------------------------------------------
    A-4     Each Associate personally sponsored by you who                  250
            achieves Executive Bonus Level


                                       5


- --------------------------------------------------------------------------------
    A-5     Personally achieve Bronze Level of Executive Bonus              500
- --------------------------------------------------------------------------------
    A-6     Personally achieve Silver Level of Executive Bonus              500
- --------------------------------------------------------------------------------
    A-7     Personally achieve Gold Level of Executive Bonus                500
- --------------------------------------------------------------------------------
    A-8     Personally achieve Platinum Level of Executive Bonus          1,000
================================================================================

     The performance levels indicated above and the requirements for achieving such levels will be as provided from time to time in the Company's Associate commission structure and marketing plans. Participants will receive awards for sales at performance levels A-1 and A-2 only with respect to sales processed by the Company after the effective date of the Plan. For Option awards with respect to performance levels A-3 to A-8 which are predicated on the participating Associate or other personally sponsored Associate achieving a specified performance level, no Options will be awarded with respect to levels at or below the level at which the participating Associate or personally sponsored Associate resided as of the effective date of the Plan. In addition, a participating Associate will be eligible to receive Option awards only with respect to the first time the participating Associate or personally sponsored Associate achieves the requisite level after the effective date of the Plan. For example, if a participating Associate achieves the Executive Bonus Level after the effective date of the Plan and receives an Option award but is not able to maintain such level, the participating Associate will not receive an additional Option award in the event that he or she regains the Executive Bonus Level.

Exercise Price and Exercise of Options

     Each Option granted under the Plan will entitle the recipient to purchase Common Stock at an exercise price per share equal to the Fair Market Value per share of the underlying Common Stock on the date the Option is granted. The Fair Market Value on such date is defined as the last sale price of the Company's Common Stock on the applicable grant date as reported by the American Stock Exchange ("AMEX") for such date, or if such date falls on a weekend or holiday then as reported by the AMEX on the last trading day prior to the applicable grant date. The aggregate exercise price of Options exercised must be paid in full by certified or cashier's check, or in such other manner as the Company determines at the time of the exercise.

     Options granted under the Plan will be immediately exercisable as to the full amount of the shares covered by the Option and may be exercised in whole or in part at one time or from time to time by payment of the applicable exercise price; provided, however, that no fewer than one hundred (100) Options may be exercised by a participant at any one time. In addition, in order to exercise Options granted under the Plan, the participant must have been an "active" Associate (as described elsewhere herein) at all times between the date of grant of the Options and the date of exercise of the Options. Options granted under the Plan will expire at 5:00 p.m., Central Daylight Time, on July 31, 1997 (the "Expiration Date") and may not be exercised after such time. However, the Company may in its discretion extend the Expiration Date.

Other Provisions Applicable to the Plan and the Options

     Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution upon the death of the participant. Any attempted transfer of an Option in violation of the foregoing provisions shall render the Option null and void.

     If a participant ceases to be an "active" Associate (as described elsewhere herein) the right to exercise options held by the participant shall expire on the date such participant ceases to be an "active" Associate.

     In the event of death of a participant an outstanding Option may be exercised prior to the Expiration Date by the participant's estate or any person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the participant, but only to the extent that the participant was eligible to exercise the Option at the date of death.

     The Company reserves the right to suspend, terminate or amend the Plan at any time in such respect as it shall deem advisable. For instance, temporary suspension or termination of grants of or the exercise of Options under the Plan may occur at any time when operation of the Plan, in the Company's judgment, contravenes applicable regulations, interpretations or orders of the Securities and Exchange Commission, or any other governmental commission, agency or instrumentality, of any court or of the AMEX or other securities exchange.

     At the time of exercise of any Option, the Company shall have the right to require payment in the amount of any Federal, state or local taxes required by law to be withheld. Withholding may be satisfied by the withholding of shares of Common Stock by the Company otherwise issuable upon exercise of Options, unless the optionee shall pay to the Company an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of Federal, State or local authorities.

     If the Company shall be the surviving or resulting corporation in any merger or consolidation which does not result in a change of control of the Company (as determined in the sole discretion of the Board of Directors of the Company), any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation or which results in a change in control of the Company (as determined in the sole discretion of the Board of Directors of the Company) or a tender or exchange offer which results in a change in control of the Company (as determined in the sole discretion of the Board of Directors of the Company), the Board of Directors shall determine (i) whether all or any part of the unexercised portion of any Options outstanding under the Plan shall terminate or (ii) whether such Options may be exchanged for options covering securities of any surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to an Option under the Plan.

     The existence of the Plan and any Options granted thereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of securities ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company, unless such other plan specifically provides for such inclusion.

                         FEDERAL INCOME TAX INFORMATION

     The following description of Federal income tax consequences of the Plan is intended only as a basic summary and not as a definitive discussion of the application of various complex provisions of the Internal Revenue Code of 1986, as amended (the "Code"), governing the income tax consequences of the Plan in all conceivable circumstances. It is strongly urged that recipients of awards under the Plan consult with their individual tax advisers concerning the applicability of the Federal, state and local income tax aspects of the Options and the exercise thereof to their personal tax circumstances.

     For Federal income tax purposes, a participant who receives an Option will not realize any income, nor will the Company be entitled to any deduction, at the time of grant thereof.

     The participant generally will realize ordinary income at the time shares are transferred to him or her pursuant to an exercise of the Option. The amount of such income will be equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. The participant's basis in the shares received upon exercise of an Option will be the fair market value of such shares at the time of exercise of the Option. In general, the Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as is considered to have been realized by the participant as ordinary income under the rules described above.

     When a participant disposes of shares of Common Stock acquired upon exercise of an Option, any amount received in excess of the participant's basis in the shares will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than such fair market value, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. Treatment of the gain or loss on disposition of the shares as a "capital" gain or loss depends on whether the shares are "capital assets" in the hand of a Participant as that term is defined under the Code. The Company receives no further deduction as a result of a realization of any capital gain or loss as described in this paragraph.

                                USE OF PROCEEDS

     The net proceeds from the sale of Common Stock purchased upon exercise of Options will be used for general corporate purposes of the Company.


                  INDEMNIFICATION AND LIMITATION OF LIABILITY
                           OF OFFICERS AND DIRECTORS

     The Bylaws of the Company provide that the Company shall indemnify, and advance litigation expenses to, its directors and officers, and persons serving at the request of the Company as directors or officers of another enterprise, to the fullest extent permitted by the laws of the State of Oklahoma. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors and officers of the Company, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Oklahoma General Corporation Act authorizes an Oklahoma corporation to limit or to eliminate the personal liability of its directors for monetary damages for breaches of fiduciary duty. Absent such limitation or elimination, a director may be liable to a corporation and its stockholders for monetary damages for conduct constituting gross negligence in the exercise of the duty of care. Although it does not change the duty of care, the Oklahoma General Corporation Act allows the limitation of the available relief to equitable remedies, such as an injunction or rescission. However, such relief may not be effective in all cases. The Certificate of Incorporation of the Company limits the liability of directors to the Company or its stockholders to the fullest extent permitted by the Oklahoma General Corporation Act.

                                 LEGAL MATTERS

     The validity of the issuance of the shares offered hereby will be passed upon for the Company by Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma.

                                    EXPERTS

     The consolidated balance sheet of the Company as of December 31, 1994 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheet of the Company as of December 31, 1993 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1993 incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Any future financial statements hereafter incorporated by reference will be incorporated in reliance upon the reports of the firm examining such statements and upon the authority of any such firm as experts in auditing and accounting, to the extent that any such firm has audited those financial statements and consented to the incorporation herein by reference of its reports with respect thereto.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The following table contains an itemized statement of the estimated amounts of expenses in connection with the issuance of the Common Stock which is the subject of the Registration Statement, all of which expenses will be paid by the
Registrant:

         SEC Registration Fee.....................................       $2,179
         Legal Fees and Expenses..................................        1,500
         Accounting Fees and Expenses.............................        3,000
         Miscellaneous Expenses...................................        1,321
           Total..................................................       $8,000

Item 15.  Indemnification of Directors and Officers

     Section 1031 of the Oklahoma General Corporation Act provides broad authority for the indemnification of, and the advancement of litigation expenses to, the directors and officers of an Oklahoma corporation. Section 1066 of the Oklahoma General Corporation Act provides broad authority for the elimination or limitation of the personal liability of directors of an Oklahoma corporation to the Oklahoma corporation and its shareholders for monetary damages for breaches of fiduciary duty. The Amended and Restated Certificate of Incorporation, as amended, and Bylaws of the Registrant provide for indemnification of, and the advancement of litigation expenses to, directors and officers to the broadest extent permitted by Oklahoma law and provided for the elimination and limitation of the personal liability of directors for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Oklahoma law.

Item 16.  Exhibits

 Exhibit
   No.                               Description

  5.1 Opinion of Crowe & Dunlevy, a Professional Corporation, on legality of securities.
  8.1 Opinion of Crowe & Dunlevy, a Professional Corporation, on tax matters (included in Exhibit 5.1).
 23.1    Consent of Crowe & Dunlevy,  a  Professional  Corporation  (included in
         Exhibit 5.1).
 23.2    Consent of Deloitte & Touche LLP.
 23.3    Consent of Price Waterhouse LLP.
 24.1    Powers of Attorney.


Item 17.  Undertakings

         The Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, present a fundamental change in the information in the Registration Statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     Provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That for determining liability under the Securities Act of 1993, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be treated as the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ada, State of Oklahoma on June 26, 1995.


                                                   PRE-PAID LEGAL SERVICES, INC.

                                                   By: /s/ RANDY HARP
                                                   Randy Harp
                                                   Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                       Position                          Date

HARLAND C. STONECIPHER*      Chairman of the Board of Directors    June 26, 1995
Harland C. Stonecipher       and Chief Executive Officer
                             (Principal Executive Officer)


JACK MILDREN*                President and Director                June 26, 1995
Jack Mildren


KATHLEEN S. PINSON*          Vice President, Controller and        June 26, 1995
Kathleen S. Pinson           Director (Principal Accounting
                             Officer)


/s/RANDY HARP                Chief Financial Officer and Director  June 26, 1995
Randy Harp                   (Principal Financial Officer)


PETER K. GRUNEBAUM*          Director                              June 26, 1995
Peter K. Grunebaum


WILBURN L. SMITH*            Director                              June 26, 1995
Wilburn L. Smith


CHARLES H. WALLS*            Director                              June 26, 1995
Charles H. Walls



*By: /s/ RANDY HARP
     Randy Harp
     Attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit
  No.                      Description


 5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.

 8.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on tax matters (included in Exhibit 5.1).

23.1    Consent of Crowe & Dunlevy, A Professional Corporation
        (included in Exhibit 5.1).

23.2    Consent of Deloitte & Touche LLP.

23.3    Consent of Price Waterhouse LLP.

24.1    Powers of Attorney.